UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2025

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	FARO	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on May 5, 2025, FARO Technologies, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AMETEK, Inc., a Delaware corporation (“Parent”) and AMETEK TP, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct and wholly-owned subsidiary of Parent.

On July 15, 2025, the Company held a Special Meeting of Shareholders (the “Special Meeting”). At the Special Meeting, the Company’s shareholders voted on two proposals as set forth below, each of which was described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 12, 2025 and as amended and supplemented on July 2, 2025 (the “Proxy Statement”). The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each proposal voted upon are set forth below (proposal numbers correspond to the proposal numbers used in the Proxy Statement).

As of the close of business on the record date for the Special Meeting, which was June 10, 2025, there were 19,316,887 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), outstanding and entitled to vote at the Special Meeting. A total of 14,976,163 shares of Common Stock, representing approximately 77% of the shares of Common Stock outstanding as of the record date for the Special Meeting, were present in person or by proxy and entitled to vote at the Special Meeting and constituted a quorum to conduct business at the Special Meeting.

Proposal 1: The approval of a proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

Proposal 1 was approved as set forth below:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
14,964,682	5,559	5,922	—

Proposal 3: The approval, on a non-binding, advisory basis, of certain compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Proposal 3 was approved as set forth below:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
12,883,846	1,777,738	314,579	—

In light of the approval of Proposal 1, Proposal 2, as described in the Proxy Statement (relating to the adjournment of the Special Meeting if necessary or appropriate), was rendered moot and was not presented at the Special Meeting.

Item 8.01	Other Events.

On July 15, 2025, the Company issued a press release announcing the results of the Special Meeting. A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits:

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 15, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

July 15, 2025	/s/ Matthew Horwath
	By:	Matthew Horwath
	Its:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)